151 Farmington Avenue
                                                Hartford, CT 06156

April 24, 1997                                  Susan E. Bryant
                                                Counsel
                                                Law Division, RE4A
                                                Investments & Financial Services
                                                (860) 273-7834
                                                Fax:  (860) 273-0356

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Variable Annuity Account C of Aetna Life Insurance and Annuity Company Group Variable Retirement Annuity Contracts for Tax-Deferred Annuity Plans (Section 403(b)), Qualified 401 Plans, and HR 10 Plans Post-Effective Amendment No. 7 to Registration Statement on Form N-4 File No. 33-75974 and 811-2513

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Annuity Account C of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No.
33-75974).

Sincerely,

/s/ Susan E. Bryant
Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company